SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

CrowdGather, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of Principal Executive Offices)

(818) 435-2472
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Convertible Promissory Note

On September 25, 2008, CrowdGather, Inc., a Nevada corporation (the “Registrant”), entered into a convertible promissory note with one of the Registrant’s shareholders in exchange for $200,000 (“Convertible Note”).  The Convertible Note is due in one year, or upon default, whichever is earlier, and bears interest at the annual rate of 10%.  The Convertible Note has an optional conversion feature by which the holder can convert the principal and accrued interest to shares of the Registrant’s common stock at a conversion price of the lower of (i) $1.50 per share (ii) the price per share of the Company’s next transaction or series of related transactions in which the Company sells equity securities and in which the gross proceeds to the Company equal or exceed $2,000,000. The Convertible Note was issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

A copy of the form of Convertible Note is attached hereto as Exhibit 10.1   This brief description of the Convertible Note is not intended to be complete and is qualified in its entirety by reference to the full text of the Convertible Note is attached.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Convertible Note.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Convertible Note.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

At the Annual Meeting of Shareholders held on September 26, 2008, Sanjay Sabnani, Jonathan Dariyanani, and James Sacks were elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The biographies of Mr. Dariyanani and Mr. Sacks, which are included in the Registrant’s Definitive Proxy Statement filed on August 27, 2008, are hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2008, the Registrant’s board of directors (the “Board”) authorized the amendment and restatement of the Registrant’s Articles of Incorporation to: (i) allow the Board to increase the size of the Board in accordance with the Registrant’s Bylaws; (ii) amend the Articles to authorize the issuance of up to 25,000,000 shares of a class of preferred stock and give the Board the authority to set the preferences and designations on that class; and (iii) include provisions limiting the liability of the Registrant’s officers and directors to the extent allowed by the Nevada Revised Statutes.  The stockholders approved the Amended and Restated Articles of Incorporation at the Annual Meeting as set forth herein.  On September 26, 2008, the Registrant filed the Amended and Restated Articles of Incorporation with the Nevada Secretary of State.  The discussion herein is qualified in its entirety by the text of the approved Amended and Restated Articles of Incorporation attached hereto as Exhibit 3.1.

Item 7.01 Regulation of FD Disclosure.

Annual Meeting

On September 26, 2008, the Registrant held its annual meeting of shareholders at the Registrant’s offices. During the annual meeting of shareholders, votes were held on the following matters:

1.  To approve the amendment and restatement of the Registrant’s articles of incorporation to allow the board of directors to: increase the size of the board, currently limited to one member; authorize a class of preferred stock; and include limitation of liability provisions applicable to the Registrant’s officers and directors.

2. To elect three directors, Sanjay Sabnani, Jonathan Dariyanani, and James Sacks, to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

3. To ratify the selection of Mendoza Berger & Company, LLP as the Registrant’s independent registered public accounting firm for the 2008 fiscal year.

4.  To ratify the CrowdGather, Inc. 2008 Stock Option and Award Plan.

Only stockholders of record at the close of business on August 27, 2008 were entitled to vote at the annual meeting.

Pursuant to the Notice of Annual Meeting of Stockholders filed in conjunction with the Definitive Proxy Statement on August 27, 2008, the inspector of elections determined that the shares represented at the meeting in person and by proxy constituted a quorum. The stockholders approved all of the proposals set forth above and elected the three individuals listed above as directors.  No other business was brought before the Annual Meeting.

Powerpoint Presentation

On September 29, 2008, the Registrant began a road show during which it will make oral presentations to potential investors. A copy of the Powerpoint presentation materials displayed in connection with the oral presentations is attached hereto as Exhibit 99.1.

The Registrant is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On September 29, 2008, the Registrant closed a Website and Domain Name Acquisition Agreement with William Taylor to acquire the assets associated with www.bestfreeforums.com in exchange for $5,500 in cash.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
3.1	Amended and Restated Articles of Incorporation
10.1	Form of Convertible Promissory Note
99.1	Powerpoint Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: September 30, 2008	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer